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                                                                     Exhibit 4.9

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE OFFERED. SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE FOR SUCH OFFER, SALE, OR TRANSFER, PLEDGE OR HYPOTHECATION IN THE OPINION OF LEGAL COUNSEL REASONABLY SATISFACTORY TO THE COMPANY.

                                     WARRANT

                      To Purchase Shares of Common Stock of
                               CYTOKINETICS, INC.

         THIS CERTIFIES that, for value received Laurence S. Shuhsan and Magdalena Shushan, Trustees of the Laurence and Magdalena Shushan Family Trust, under agreement dated October 8, 1997 (the "Holder"), is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time after the date hereof and prior to the Commencement Date (as defined below), to subscribe for and purchase from Cytokinetics, Inc., a Delaware corporation (the "Company"), 4,000 shares of the Company's Common Stock at an exercise price ("Exercise Price") of $0.29 per share, subject to adjustment as set forth below.

         1. Title of Warrant. Prior to the expiration hereof and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company, referred to in Section 2 hereof, by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

         2. Exercise of Warrant. The purchase rights represented by this Warrant are exercisable by the registered holder hereof, in whole or in part, at any time after the effective date of the assignment and assumption to and by the Company of that certain Lease, dated April 13, 1998 (as amended) by and between MetaXen, LLC and Britannia Pointe Grand Limited Partnership ("BPGLP") and prior to the date that is five (5) years after the closing date of-an underwritten initial public offering ("IPO") of the Company's Common Stock pursuant to a registration statement filed with the Securities and Exchange Commission (the "SEC") under the Act, subject to adjustment as hereinafter provided, by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed at the office of the Company, in South San Francisco, California (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company), and upon payment of the Exercise Price for the shares thereby purchased (i) by cash or check or bank draft payable to the order of the Company, (ii) by cancellation of indebtedness of the Company payable to the holder hereof at the time of exercise, or (iii) by delivery of an election in writing to receive a number of shares of Common Stock equal to the aggregate number of shares of Common Stock subject to this Warrant (or the portion thereof being cancelled upon such exercise), less that number of shares of Common Stock having a

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fair market value as of such date equal to the aggregate Exercise Price of the
Warrant (or such portion thereof); whereupon the holder of this Warrant shall be entitled to receive a certificate for the number of shares so purchased. The Company agrees that if at the time of the surrender of this Warrant and purchase the holder hereof shall be entitled to exercise this Warrant, the shares so purchased shall be and be deemed to be issued to such holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised as aforesaid. For purposes of clause (iii) of the preceding sentence, the fair market value of one share of the Company's Common Stock shall be determined as follows: (1) if the Company's Common Stock is listed on a national stock exchange, on the NASDAQ National Market System or on any other over-the-counter market, then such fair market value shall be the closing price per share reported for such class on such national stock exchange or on the NASDAQ National Market System, or the average of the final "bid" and "asked" prices reported on such over-the-counter market, as applicable, at the close of business on the date of calculation, as reported in the Wall Street Journal; and (2) if the Company's Common Stock is not listed on any national stock exchange, on the NASDAQ National Market System or on any other over-the-counter market, then the Board of Directors of the Company shall determine such fair market value as of the date of calculation in its reasonable good faith judgment, and shall (upon written request by the holder hereof) advise the holder hereof of such determination prior to any decision by such holder to exercise its purchase rights under this Warrant.

         Certificates for shares purchased hereunder shall be delivered to the holder hereof within a reasonable time, but not later than ten (10) days, after the date on which this Warrant shall have been exercised as aforesaid.

         If this Warrant is exercised with respect to less than all of the shares covered hereby, the holder hereof shall be entitled to receive a new Warrant, in this form, covering the number of shares with respect to which this Warrant shall not have been exercised.

         The Company covenants that all shares of stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

         3. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.

         4. Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof; and provided further, that upon any transfer involved in the issuance or delivery of any

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certificates for shares of Common Stock, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

         5. No Rights as Shareholders. This Warrant does not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Notwithstanding the foregoing, the Company shall, upon written request by the holder hereof to the chief financial officer of the Company from time to time (but not more often than twice in any 12-month period) provide to such holder copies of the following documents within a reasonable time after such request (but in all events only to the extent that, and no sooner than the time that, such documents have been made available to the Company's shareholders): (i) the Company's most recent audited annual financial statements or, if audited statements are not available, then the Company's unaudited annual financial statements as of the end of the Company's most recently ended fiscal year and (ii) unaudited quarterly financial statements for each quarter of the Company's fiscal year since the date of the annual financial statements delivered pursuant to clause (i) above. Notwithstanding the preceding sentence, during any period in which the Company has outstanding a class of publicly-traded securities or is for any other reason reporting company under the Securities Exchange Act of 1934, it shall be sufficient compliance with any information request from the holder hereof pursuant to such sentence for the Company to provide copies of its most recent Form 10-K and annual report, any Form 10-Qs and/or Form 8-Ks filed by the Company with the SEC since the date of such Form 10-K, and any proxy statements.

         6. Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the registered holder at the above-mentioned office or agency of the Company, for a new Warrant of like tenor and dated as of such exchange.

         The Company shall maintain at the above-mentioned office or agency a registry showing the name and address of the registered holder of this Warrant. This Warrant may be surrendered for exchange, transfer or exercise, in accordance with its terms, at such office or agency of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

         7. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it (such as an affidavit of the holder hereof) of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

         8. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

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         9. Adjustment. The number of shares for which this Warrant is exercisable and the time period for exercise are subject to adjustment from time to time as follows:

                  (a) Rectification, etc. If the Company at any time shall, by subdivision, combination or reclassification of securities or otherwise, change any of the securities to which purchase rights under this Warrant exist into the same or a different number of securities of any class or classes, this Warrant shall thereafter be to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change and the Exercise Price shall be proportionately adjusted.

                  (b) Cash Distributions. No adjustment on account of cash dividends or interest on the Company's Common Stock or other securities purchasable hereunder will be made to the Exercise Price.

                  (c) This warrant shall be deemed rescinded in the event that the Company's assumption of that certain Lease, dated April 13, 1998 (as amended) by and between BPGLP and MetaXen, LLC shall not have occurred by September 30, 2000.

         10. Miscellaneous.

                  (a) Termination Upon Merger, Sale of Assets, etc. If at any time after the date hereof the Company proposes to merge with or into any other corporation, effect a consolidation or reorganization with or into any other entity, or sell or convey all or substantially all of its assets to any other entity (collectively, a "Merger"), the Company shall give the Holder written notice ("Merger Notice") of such impending transaction not later than thirty
(30) days prior to the closing of such transaction. The Merger Notice shall describe the material terms and conditions of the impending transaction, including the aggregate value of consideration to be received by the Holder for the shares underlying this Warrant on an as exercised basis, and the Company shall thereafter give the Holder prompt notice of any material changes to such terms and conditions.

                           (i)      If, pursuant to such Merger, the
shareholders of the Company receive solely cash and/or publicly traded securities in exchange for their shares of stock in the Company, as stated in the Merger Notice, and this Warrant has not been exercised prior to the closing of such transaction, this Warrant shall terminate.

                           (ii)     Notwithstanding anything to the contrary,
if, pursuant to such Merger, the shareholders of the Company receive non-publicly traded securities in exchange for their shares of stock in the Company, or if the aggregate value of the consideration consisting of cash and/or publicly traded securities to be received by the Holder for the securities underlying this Warrant, as stated in the Merger Notice, does not equal or exceed the aggregate Exercise Price of such underlying securities, then this Warrant shall not terminate pursuant to the provisions of Section 10(a)(i) above, and the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the holder hereof shall have the right thereafter, by exercising this Warrant (in lieu of the shares of the common stock of the Company immediately theretofore purchasable and receivable upon exercise of this Warrant) to purchase the kind and amount of shares of stock and other securities and property (including cash) receivable upon such transaction. Any such provision shall include provisions for adjustments in respect of such shares of stock and other securities and property that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this
Section 10(a)(ii) shall similarly apply to successive transactions, unless this Warrant is first terminated pusuant to the provisions of Section 10(a)(i) above.

                  (b) Issue Date. The provisions of this Warrant shall be construed and shall be given effect in all respect as if it had been issued and delivered by the Company on the date hereof. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of the State of California and for all purposes shall be construed in accordance with and governed by the laws of said state.

                  (c) Restrictions. The holder hereof acknowledges that the Common Stock acquired upon the exercise of this Warrant shall have restrictions upon its resale imposed by state and federal securities laws.

                  (d) Authorized Shares. The Company covenants that during the period the Warrant is exercisable, it will reserve from its authorized and Unicode Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of the Company's Common Stock upon the exercise of the purchase rights under this Warrant.

                  (e) No Impairment. The Company will not, by amendment of its Articles of Incorporation or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder hereof against impairment.

                  (f) Notices of Record Date. In case:

                           (i)      the Company shall take a record of the
holders of its Common Stock for the purposes of entitling them to receive any dividend (other than a cash dividend) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares or stock of any class or any other securities or property, or to receive any other right; or

                           (ii)     of any capital reorganization of the
Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or

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                           (iii)    of the voluntary or involuntary dissolution,
liquidation or winding-up of the Company;

         then, and in each such case, the Company will mail or cause to be mailed to the holder of this Warrant a notice specifying, as the case may be,
(i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least thirty (30) days prior to the date therein specified.

                  (g) Attorneys' Fees. In any litigation, arbitration or other legal proceeding between the Company and the holder hereto relating to or arising out of this Warrant, the prevailing party shall be entitled to recover all its fees, costs and expenses incurred in connection with such proceeding, including (but not limited to) reasonable fees and expenses of attorneys and accountants and including (but not limited to) all such fees, costs and expenses incurred in connection with any appeals and/or in connection with the enforcement of any judgment or award rendered in such proceeding.

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         IN WITNESS WHEREOF, Cytokinetics, Inc. has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated: July 20, 1999

CYTOKINETICS, INC.

By: /s/ James Sabry
    -----------------------

Title: CEO & President

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

                               NOTICE OF EXERCISE

         To: CYTOKINETICS, INC.

         (1) ___________, the undersigned, hereby elects to purchase ___________ shares of Common Stock (the "Shares") at an exercise price of $0.29 per share of Cytokinetics, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the aggregate purchase price of $______ in full (if exercising pursuant to net exercise provisions, enter $-0-), together with all applicable transfer taxes, if any:

                  (choose one)

                  [ ] By cash, check or sale draft payable to Cytokinetics, Inc.; or

                  [ ] By cancellation of indebtedness of Cytokinetics, Inc., payable to the undersigned as of the date hereof; or

                  [ ] By net exercise pursuant to the provisions of Section 2(iii) of the attached warrant (no tender of payment for the Shares needed).

         (2) Please issue a certificate or certificates representing the Shares (or the number of shares of Common Stock remaining after application of the net exercise provisions of Section 2 (iii) of the attached warrant) in the name of the undersigned or in such other name as is specified below:

         ___________________________
         (Name)

         ___________________________

         ___________________________
          (Address)

         (3) The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

         ________________________________________
         (Date) (Signature)

                                 ASSIGNMENT FORM

(To assign the foregoing warrant, execute this form and supply required information. Do not use this form to purchase shares.)

         FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

         _________________________________________
         (Please Print)

         whose address is  _______________________

                           _______________________
                           (Please Print)

         Dated: _____________________, ______.

         Holder's Signature: _____________________

         Holder's Address: _______________________

                           _______________________

         NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

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